SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    GAMCO INVESTORS, INC.
                                 4/10/01            3,000             3.8000
                                 4/10/01            3,000             3.7667
                                 4/09/01            3,000             4.0520
                                 4/05/01            2,000             4.8000
                                 3/28/01            2,000-            5.0900
                                 3/21/01            5,000             5.4650
                                 3/12/01            1,000-            5.6500
                                 3/12/01            2,000             5.7000
                                 3/08/01            1,700             5.5800
                                 2/26/01            1,000-            5.4500
                                 2/13/01            5,000             6.1300
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 2/27/01            3,000             5.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.